UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2017

COMPUTER SCIENCES CORPORATION (Exact name of Registrant as specified in its charter)

Nevada	1-4850	95-2043126
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 Tysons Boulevard
Tysons, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 245-9675

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The special meeting of the shareholders of Computer Sciences Corporation (“CSC”) was held on March 27, 2017. CSC previously filed with the Securities and Exchange Commission a definitive proxy statement and related materials pertaining to the meeting, which describe in detail each of the three proposals submitted to shareholders at the meeting. The certified results of the matters voted upon at the special meeting, which are more fully described in the definitive proxy statement, are as follows:

1.	Proposal to Approve the Plan of Merger Contemplated by the Merger Agreement:

FOR	AGAINST	ABSTAIN
119,933,361	954,727	641,595

The proposal was approved, having received “FOR” votes from a majority of the shares of CSC common stock entitled to vote on the proposal.

2.	Proposal to Approve, on an Advisory Basis, Certain Merger-Related Compensation of CSC’s Named Executive Officers:

FOR	AGAINST	ABSTAIN
101,240,444	19,365,987	923,252

The proposal was approved, having received “FOR” votes from a majority of the shares of CSC common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.

3.	Proposal to Adjourn or Postpone the Special Meeting, if Necessary or Appropriate, to Solicit Additional Proxies if There are Not Sufficient Votes at the Time of the Special Meeting to Approve Proposal 1:

FOR	AGAINST	ABSTAIN
112,497,181	8,147,433	885,069

The proposal was approved, having received “FOR” votes from a majority of the shares of CSC common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.

Item 8.01 Other Events.

On March 27, 2017, CSC issued a press release announcing the results of the voting at the special meeting, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are filed herewith.

Exhibit No.	Description

99.1	Press Release dated March 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

COMPUTER SCIENCES CORPORATION

Dated: March 27, 2017	By: /s/ Paul N. Saleh
Paul N. Saleh
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 27, 2017